EXHIBIT 99.1
Spirit Airlines Announces Fourth Quarter and Full Year 2013 Results:
Fourth Quarter Adjusted Net Income Increases 109.9 percent to $41.0 million
Full-Year Adjusted Net Income Increases 71.0 percent to $177.5 million

MIRAMAR, Fla. (February 19, 2014) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported fourth quarter and full year 2013 financial results.

•
Adjusted net income for the fourth quarter 2013 increased 109.9 percent to $41.0 million ($0.56 per diluted share) compared to $19.5 million ($0.27 per diluted share) for the fourth quarter 2012[1]. GAAP net income for the fourth quarter 2013 was $43.2 million ($0.59 per diluted share) compared to $19.6 million ($0.27 per diluted share) in the fourth quarter 2012.

•
Adjusted net income for the full year 2013 increased 71.0 percent to $177.5 million ($2.43 per diluted share) compared to $103.8 million ($1.43 per diluted share) for the full year 2012[1]. GAAP net income for the full year 2013 was $176.9 million ($2.42 per diluted share) compared to $108.5 million ($1.49 per diluted share) for the full year 2012.

•
For the fourth quarter 2013, Spirit achieved an adjusted pre-tax margin of 15.4 percent, an improvement of 5.7 percentage points over the same period in 2012[1]. On a GAAP basis, pre-tax margin for the fourth quarter 2013 was 16.2 percent, compared to 9.7 percent in the fourth quarter 2012. For the full year 2013, Spirit's adjusted pre-tax margin was 17.1 percent, compared to 12.7 percent in 2012[1]. Pre-tax margin on a GAAP basis for the full year 2013 was 17.1 percent, compared to 13.2 percent in 2012.

•	Spirit ended 2013 with $530.6 million in unrestricted cash.

•
Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended December 31, 2013 was 31.8 percent. See "Calculation for Return on Invested Capital" table below for more details.

“For the full year 2013, we delivered record profitability and return as demand for our low-cost, ultra-low fare model remained very high.  These strong financial results reflect our vigilance on maintaining our cost discipline and low fare strategy while executing on our growth plan and delivering high returns for our shareholders,” said Ben Baldanza, Spirit’s Chief Executive Officer.  “I thank all our team members who helped us achieve these results.“

Revenue Performance
For the fourth quarter 2013, Spirit's total operating revenue was $420.0 million, an increase of 27.9 percent compared to the fourth quarter 2012. The year-over-year increase was driven by continued strong demand and our growth in capacity. The increase was also partly attributable to the negative revenue impact in the fourth quarter 2012 related to Hurricane Sandy.

Total revenue per available seat mile (“RASM”) for the fourth quarter 2013 was 11.43 cents, an increase of 3.0 percent compared to the fourth quarter 2012 as a result of both higher average passenger yields and load factors.

Passenger flight segment ("PFS") volume for the fourth quarter 2013 grew 19.4 percent year over year. Average revenue per PFS for the fourth quarter 2013 increased 7.1 percent year over year to $132.86 primarily driven by an increase in ticket revenue per PFS.

For the full year 2013, total operating revenue increased 25.5 percent to $1,654.4 million compared to the full year 2012 and total RASM increased 2.8 percent to 11.94 cents.

Cost Performance
Total operating expenses for the fourth quarter 2013 increased 18.8 percent year over year to $351.9 million on a capacity increase of 24.3 percent.

Spirit reported fourth quarter 2013 cost per available seat mile excluding special items and fuel (“Adjusted CASM ex-fuel”) of 5.78 cents, a decrease of 2.5 percent compared to the same period last year. Better operational performance during the fourth quarter 2013 compared to fourth quarter 2012 helped to drive lower wage expense and lower passenger re-accommodation expense. These decreases were partially offset by higher depreciation and amortization expense related to the amortization of an increased number of heavy maintenance events.

In its Investor Update dated January 15, 2014, the Company estimated that it would record $8 million of expense related to the repair and damage of the engine and aircraft associated with the engine failure experienced in October 2013. The Company now believes it will receive insurance proceeds covering all related expenses in excess of a $750,000 deductible, which was expensed in the fourth quarter.

Total operating expense for the full year 2013 was $1,372.1 million, up 19.9 percent year over year driven primarily by fuel and other expenses associated with increased flight volume. Adjusted CASM ex-fuel for the full year 2013 decreased 1.5 percent year over year to 5.91 cents.

Selected Balance Sheet and Cash Flow Items
As of December 31, 2013, Spirit had $530.6 million in unrestricted cash and cash equivalents, no restricted cash, no debt on its balance sheet, and total shareholders' equity of $769.1 million.

For the full year 2013, Spirit incurred capital expenditures of $19.8 million. The Company paid $70.3 million in pre-delivery deposits for future deliveries of aircraft, net of refunds, and recorded an increase of $24.1 million in maintenance deposits, net of reimbursements.

Fleet
In the fourth quarter 2013, Spirit took delivery of three new A320 aircraft, ending the year with 54 aircraft in its fleet.

Full Year 2013 and Other Current Highlights
•Added/announced new service between (service start date):

- Dallas/Fort Worth and New Orleans (1/24/13)	- Houston and Denver (6/13/13)
- Houston and Orlando (2/14/13)	- Houston and Detroit (6/13/13)
- Detroit and Denver (2/14/13)	- Phoenix Sky Harbor and Dallas/Fort Worth (10/24/13)
- Dallas/Fort Worth and Minneapolis-St. Paul (4/4/13)	- Phoenix Sky Harbor and Chicago/O'Hare (11/7/13)[2]
- Dallas/Fort Worth and Philadelphia (4/5/13)	- Phoenix Sky Harbor and Denver (11/7/13)
- Houston and Los Angeles (4/25/13)	- Minneapolis-St. Paul and Los Angeles (11/7/13)
- Dallas/Fort Worth and Oakland/	- Minneapolis-St. Paul and Orlando (11/7/13)[2]
San Francisco (4/25/13)	- Minneapolis-St. Paul and Phoenix (11/7/13)[2]
- Dallas/Fort Worth and Los Angeles (4/25/13)	- Minneapolis-St. Paul and Tampa (11/7/13)[2]
- Dallas/Fort Worth and Cancun, Mexico (4/25/13)	- Minneapolis-St. Paul and Houston (5/1/14)[2]
- Baltimore/Washington and Las Vegas (4/25/13)	- Minneapolis-St. Paul and Baltimore/
- Baltimore/Washington and Myrtle Beach (4/25/13)[2]	Washington (5/1/14)[2]
- Philadelphia and Myrtle Beach (4/25/13)[2]	- Chicago O'Hare and Oakland/San Francisco (5/1/14)
- Philadelphia and Las Vegas (4/25/13)	- Minneapolis-St. Paul and Detroit (5/22/14)[2]
- Minneapolis-St. Paul and Denver (4/25/13)[2]	- Chicago O'Hare and Baltimore/Washington (5/22/14)[2]
- Dallas/Fort Worth and Los Cabos, Mexico (6/13/13)	- Chicago O'Hare and Portland, OR (5/22/14)[2]
- Dallas/Fort Worth and Latrobe/Pittsburgh (6/14/13)

•	Launched service to 25 new markets in 2013.

•	Ratified a new five-year contract with its dispatchers which are represented by the Transport Workers Union.

•	Elected H. McIntyre (Mac) Gardner as Chairman of the Board of Directors.

•
Ordered an additional 20 new A321 aircraft, converted 10 existing A320 orders to A321 orders, and converted 5 A321ceo orders to A321neo orders. These aircraft are scheduled to deliver between 2015 and 2018. The Company also advanced 4 A320 aircraft originally scheduled to deliver in 2015 to deliver in 2014, bringing its total planned aircraft deliveries in 2014 to 11.

•	Maintained its commitment to offer low fares to its valued customers (average ticket revenue per passenger flight segment for the full year 2013 was $79.43).

Investors are urged to read carefully the Company's periodic reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the Company.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, February 19, 2014, at 10:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines
Spirit Airlines (NASDAQ: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly U.S. carriers.  Spirit's all-Airbus fleet currently operates more than 250 daily flights to over 50 destinations in the U.S., Latin America and the Caribbean.  Visit Spirit at www.spirit.com.

End Notes
(1) See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for additional information.
(2) Seasonal service only.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, announced new service routes and customer savings programs. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company has no intent, nor undertakes any obligation to, publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Investor Inquiries:  InvestorRelations@spirit.com/954-447-7920
Media Inquiries:  MediaRelations@spirit.com/954-628-4827

SPIRIT AIRLINES, INC.
Statement of Operations (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	December 31,		Percent	December 31,		Percent
	2013	2012	Change	2013	2012	Change
Operating revenues:
Passenger	$246,503	$188,721	30.6	$986,018	$782,792	26.0
Non-ticket	173,481	139,547	24.3	668,367	535,596	24.8
Total operating revenues	419,984	328,268	27.9	1,654,385	1,318,388	25.5

Operating expenses:
Aircraft fuel	139,843	120,789	15.8	551,746	471,763	17.0
Salaries, wages and benefits	69,392	58,363	18.9	262,150	218,919	19.7
Aircraft rent	44,616	37,103	20.2	169,737	143,572	18.2
Landing fees and other rents	22,096	17,128	29.0	83,604	68,368	22.3
Distribution	16,607	13,109	26.7	67,481	56,668	19.1
Maintenance, materials and repairs	16,253	12,206	33.2	60,143	49,460	21.6
Depreciation and amortization	9,544	5,244	82.0	31,947	15,256	109.4
Other operating	33,787	32,024	5.5	144,586	127,886	13.1
Loss on disposal of assets	99	474	na	525	956	na
Special charges (credits)	(314)	(105)	na	174	(8,450)	na
Total operating expenses	351,923	296,335	18.8	1,372,093	1,144,398	19.9

Operating income	68,061	31,933	113.1	282,292	173,990	62.2

Other (income) expense:
Interest expense	74	6	1,133.3	214	1,350	(84.1)
Capitalized interest	(74)	(6)	1,133.3	(214)	(1,350)	(84.1)
Interest income	(93)	(159)	(41.5)	(401)	(925)	(56.6)
Other expense	31	95	(67.4)	283	331	(14.5)
Total other (income) expense	(62)	(64)	na	(118)	(594)	na
Income before income taxes	68,123	31,997	112.9	282,410	174,584	61.8
Provision for income taxes	24,930	12,431	100.5	105,492	66,124	59.5
Net income	$43,193	$19,566	120.8	$176,918	$108,460	63.1
Basic earnings per share	$0.59	$0.27	118.5	$2.44	$1.50	62.7
Diluted earnings per share	$0.59	$0.27	118.5	$2.42	$1.49	62.4

Weighted average shares, basic	72,658	72,442	0.3	72,593	72,386	0.3
Weighted average shares, diluted	73,195	72,623	0.8	72,999	72,591	0.6

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Balance Sheets (1)
(unaudited, in thousands)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$530,631	$416,816
Accounts receivable, net	23,246	22,740
Deferred income taxes	16,243	12,591
Prepaid expenses and other current assets	78,955	95,210
Total current assets	649,075	547,357

Property and equipment:
Flight equipment	9,847	2,648
Ground and other equipment	50,987	43,580
Less accumulated depreciation	(25,221)	(17,825)
	35,613	28,403
Deposits on flight equipment purchase contracts	157,669	96,692
Aircraft maintenance deposits	161,484	122,379
Deferred heavy maintenance, net	125,288	80,533
Other long-term assets	51,636	44,520
Total assets	$1,180,765	$919,884

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$23,104	$24,166
Air traffic liability	167,627	131,414
Other current liabilities	145,262	121,314
Total current liabilities	335,993	276,894

Long-term deferred income taxes	48,916	33,216
Deferred credits and other long-term liabilities	26,739	27,239
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	515,331	504,527
Treasury stock	(2,291)	(1,151)
Retained earnings	256,070	79,152
Total shareholders’ equity	769,117	582,535
Total liabilities and shareholders’ equity	$1,180,765	$919,884

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Year Ended December 31,
	2013	2012
Operating activities:
Net income	$176,918	$108,460
Adjustments to reconcile net income to net cash provided by operations:
Changes in fair value of open fuel hedge contracts	265	46
Equity based stock compensation, net	5,689	4,327
Allowance for doubtful accounts	143	78
Amortization of deferred gains, losses and debt issuance costs	(558)	(830)
Depreciation and amortization	31,947	15,256
Deferred income tax benefit	12,047	29,255
Loss on disposal of assets	525	956
Gain on slot sale	—	(9,060)
Capitalized interest	(214)	(1,350)
Changes in operating assets and liabilities:
Accounts receivable	(461)	(7,393)
Prepaid maintenance reserves	(24,058)	(31,567)
Long-term deposits and other assets	(65,654)	(68,248)
Accounts payable	(1,674)	8,452
Air traffic liability	36,226	19,134
Other liabilities	24,235	46,115
Net cash provided by operating activities	195,376	113,631

Investing activities:
Proceeds from sale of property and equipment	—	14
Proceeds from sale of slots	—	9,060
Pre-delivery deposits for flight equipment, net of refunds	(70,288)	(12,626)
Purchase of property and equipment	(19,812)	(23,771)
Net cash used in investing activities	(90,100)	(27,323)
Financing activities:
Proceeds from options exercised	852	469
Proceeds from sale and leaseback transactions	6,900	12,540
Payments to pre-IPO shareholders pursuant to tax receivable agreement	—	(26,905)
Excess tax benefits from share-based compensation	1,927	2,098
Repurchase of common stock	(1,140)	(1,022)
Net cash provided by (used in) financing activities	8,539	(12,820)
Net increase in cash and cash equivalents	113,815	73,488
Cash and cash equivalents at beginning of period	416,816	343,328
Cash and cash equivalents at end of period	$530,631	$416,816
Supplemental disclosures
Cash payments for:
Interest	$29	$303
Taxes	$85,705	$40,204
Non-cash transactions:
Liability and equity related to tax receivable agreement	$(2,336)	$(1,497)
Capital expenditures funded by capital lease borrowings	$(3,234)	$—

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended December 31,
Operating Statistics	2013	2012	Change
Available seat miles (ASMs) (thousands)	3,675,972	2,956,150	24.3%
Revenue passenger miles (RPMs) (thousands)	3,167,376	2,519,392	25.7%
Load factor (%)	86.2	85.2	1.0 pts
Passenger flight segments (thousands)	3,161	2,647	19.4%
Block hours	60,596	49,625	22.1%
Departures	22,957	19,908	15.3%
Operating revenue per ASM (RASM) (cents)	11.43	11.10	3.0%
Average yield (cents)	13.26	13.03	1.8%
Average ticket revenue per passenger flight segment ($)	77.98	71.30	9.4%
Average non-ticket revenue per passenger flight segment ($)	54.88	52.73	4.1%
Total revenue per passenger flight segment ($)	132.86	124.03	7.1%
CASM (cents)	9.57	10.02	(4.5)%
Adjusted CASM (cents) (1)	9.67	10.03	(3.6)%
Adjusted CASM ex-fuel (cents) (2)	5.78	5.93	(2.5)%
Fuel gallons consumed (thousands)	45,100	36,670	23.0%
Average economic fuel cost per gallon ($)	3.17	3.31	(4.2)%
Aircraft at end of period	54	45	20.0%
Average daily aircraft utilization (hours)	12.5	12.6	(0.8)%
Average stage length (miles)	998	932	7.1%
Airports served in the period (3)	53	53	—%

	Year Ended December 31,
Operating Statistics	2013	2012	Change
Available seat miles (ASMs) (thousands)	13,861,393	11,344,731	22.2%
Revenue passenger miles (RPMs) (thousands)	12,001,088	9,663,721	24.2%
Load factor (%)	86.6	85.2	1.4	pts
Passenger flight segments (thousands)	12,414	10,423	19.1%
Block hours	231,148	192,403	20.1%
Departures	90,284	78,582	14.9%
Operating revenue per ASM (RASM) (cents)	11.94	11.62	2.8%
Average yield (cents)	13.79	13.64	1.1%
Average ticket revenue per passenger flight segment ($)	79.43	75.11	5.8%
Average non-ticket revenue per passenger flight segment ($)	53.84	51.39	4.8%
Total revenue per passenger flight segment ($)	133.27	126.50	5.4%
CASM (cents)	9.90	10.09	(1.9)%
Adjusted CASM (cents) (1)	9.89	10.15	(2.6)%
Adjusted CASM ex-fuel (cents) (2)	5.91	6.00	(1.5)%
Fuel gallons consumed (thousands)	171,931	142,991	20.2%
Average economic fuel cost per gallon ($)	3.21	3.30	(2.7)%
Average daily aircraft utilization (hours)	12.7	12.8	(0.8)%
Average stage length (miles)	958	909	5.4%
Airports served in the period (3)	56	55	1.8%

(1)	Excludes unrealized mark-to-market gains and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

(2)
Excludes all components of fuel expense, including realized and unrealized mark-to-market hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

(3)	Includes airports served during the period that had service canceled as of the end of the period. Previously, we reported only airports served during the period with continuing operations.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2013	2012	2013	2012
Net income, as reported	$43,193	$19,566	$176,918	$108,460
Add: Provision for income taxes	24,930	12,431	105,492	66,124
Income before income taxes, as reported	68,123	31,997	282,410	174,584
Pre-tax margin, GAAP	16.2%	9.7%	17.1%	13.2%
Add: Unrealized mark-to-market (gains) and losses(1)	(3,224)	(414)	265	46
Add special items (2):
Loss on disposal of assets	99	474	525	956
Special charges (credits)	(314)	(105)	174	(8,450)
Income before income taxes, non-GAAP (3)	64,684	31,952	283,374	167,136
Pre-tax margin, non-GAAP (3)	15.4%	9.7%	17.1%	12.7%
Provision for income taxes (4)	23,671	12,414	105,852	63,303
Adjusted net income, non-GAAP (3)	$41,013	$19,538	$177,522	$103,833

Weighted average shares, basic	72,658	72,442	72,593	72,386
Weighted average shares, diluted	73,195	72,623	72,999	72,591

Adjusted net income per share, basic	$0.56	$0.27	$2.45	$1.43
Adjusted net income per share, diluted	$0.56	$0.27	$2.43	$1.43

(1)	Unrealized mark-to-market (gains) and losses are comprised of non-cash adjustments to aircraft fuel expense.

(2)
Special items include loss on disposal of assets and special charges (credits). Special charges (credits) for 2012 include: (i) recognition of a gain on the sale of four carrier slots at Ronald Reagan National Airport, and (ii) offering costs related to the sale of 12.1 million shares of common stock by certain stockholders affiliated with Indigo Partners LLC.

(3)	Excludes unrealized mark-to-market (gains) and losses and special items.

(4)	Assumes same marginal tax rate as is applicable to GAAP net income.

Reconciliation of Adjusted CASM ex-fuel to CASM
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except CASM data in cents)	2013	2012	2013	2012
Total operating expenses, as reported	$351,923	$296,335	$1,372,093	$1,144,398
Less: Unrealized mark-to-market (gains) and losses	(3,224)	(414)	265	46
Less special items:
Loss on disposal of assets	99	474	525	956
Special charges (credits)	(314)	(105)	174	(8,450)
Operating expenses, non-GAAP (1)	355,362	296,380	1,371,129	1,151,846
Less: Economic fuel expense, non-GAAP	143,067	121,203	551,481	471,717
Operating expenses excluding fuel, non-GAAP (1) (2)	$212,295	$175,177	$819,648	$680,129

Available seat miles	3,675,972	2,956,150	13,861,393	11,344,731

CASM (cents)	9.57	10.02	9.90	10.09
Adjusted CASM (cents) (1)	9.67	10.03	9.89	10.15
Adjusted CASM ex-fuel (cents) (2)	5.78	5.93	5.91	6.00

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2013	2012	2013	2012
Operating income, as reported	$68,061	$31,933	$282,292	$173,990
Operating margin, GAAP	16.2%	9.7%	17.1%	13.2%
Add: Unrealized mark-to-market (gains) and losses	(3,224)	(414)	265	46
Add special items:
Loss on disposal of assets	99	474	525	956
Special charges (credits)	(314)	(105)	174	(8,450)
Operating income, non-GAAP (1)	$64,622	$31,888	$283,256	$166,542
Operating margin (1)	15.4%	9.7%	17.1%	12.6%

(1)	Excludes unrealized fuel hedge (gains) and losses and special items as described in the "Reconciliation of Adjusted Net Income to GAAP Net Income" table above.

(2)
Excludes all components of fuel expense, including realized and unrealized fuel hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table above.

The Company's economic fuel cost per gallon differs from GAAP results in that it only includes the cash settlements related to fuel hedge contracts that settled during the period, whereas the GAAP results also include the non-cash mark-to-market impact of all fuel hedge contracts expected to settle in future periods. The Company believes that net fuel hedge adjustments provide management and investors the ability to better assess and compare its performance.
Reconciliation of non-GAAP Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per gallon data)	2013	2012	2013	2012
Fuel Expense
Aircraft fuel, as reported	$139,843	$120,789	$551,746	$471,763
Less: Unrealized mark-to-market (gains) and losses (1)	(3,224)	(414)	265	46
Economic fuel expense, non-GAAP	$143,067	$121,203	$551,481	$471,717

Fuel gallons consumed	45,100	36,670	171,931	142,991

Economic fuel cost per gallon, non-GAAP	$3.17	$3.31	$3.21	$3.30

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	December 31, 2013
Operating Income	$282,292
Add: Unrealized mark-to-market losses (1)	265
Add special items:
Special charges (credits)	174
Loss on disposal of assets	525
Adjustment for aircraft rent	169,737
Adjusted Operating Income (2)	$452,993
Tax (37.4%) (3)	169,419
Adjusted Operating Income, after-tax	$283,574
Invested Capital
Total debt	$—
Book equity	769,117
Less: Unrestricted cash	530,631
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,188,159
Total Invested Capital	$1,426,645

Return on Invested Capital (ROIC), pre-tax	31.8%
Return on Invested Capital (ROIC), after-tax	19.9%

(1)	Unrealized mark-to-market (gains) and losses are comprised of non-cash adjustments to aircraft fuel expenses.

(2)	Excludes unrealized mark-to-market (gains) and losses and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the year ended December 31, 2013.

###